UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02. Unregistered Sales of Equity Securities

On February 15, 2017, in connection with the transaction described under Item 8.01 of this Current Report on Form 8-K, JetPay Corporation (“JetPay” or the “Company”) issued to WLES, L.P. (“WLES”) a warrant (the “Warrant”) to purchase up to 266,667 shares of JetPay common stock (the “Warrant Shares”) at $2.27 per share (the “Exercise Price”), as adjusted pursuant to the terms of the Warrant. In the event that the Company subdivides, issues a stock dividend on, or combines its outstanding shares of common stock, then the number of Warrant Shares and the Exercise Price will each be proportionately increased or decreased, as applicable.  In addition, upon the occurrence of any Reorganization Transaction (as defined in the Warrant), WLES will be entitled to a new warrant providing it with the right to the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares as if the Warrant Shares were outstanding immediately prior to the consummation of the Reorganization Transaction. The Warrant is exercisable by WLES on or prior to July 26, 2021, and may be exercised from time to time for no less than 20% of the Warrant Shares.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant filed herewith as Exhibit 4.1.

Item 7.01. Regulation FD Disclosure

On February 21, 2017, the Company issued a press release announcing its repurchase of the Shares (as defined below) pursuant to the terms of the WLES Settlement Agreement (as defined below). A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events

On February 15, 2017, JetPay repurchased 2.2 million shares of its common stock (the “Shares”) from WLES previously held in escrow. JetPay repurchased the Shares pursuant to the terms of that certain Settlement Agreement and Release by and among Trent Voigt, WLES, JetPay and certain subsidiaries of JetPay dated July 26, 2016 (the “WLES Settlement Agreement”). Under the WLES Settlement Agreement, WLES agreed to sell the Shares in a sale arranged by JetPay to satisfy JetPay’s obligation to pay $5 million owed to Merrick Bank Corporation under that certain promissory note issued by JetPay on July 26, 2016 (the “Note”). On January 11, 2017, JetPay paid the Note in full and, as such, no additional consideration was due to WLES in connection with the repurchase of the Shares. The effective price paid per share by JetPay was $2.27. The Shares were placed into treasury and are available for issuance by JetPay.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, dated February 15, 2017, issued to WLES, L.P.
99.1	Press Release dated February 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, dated February 15, 2017, issued to WLES, L.P.
99.1	Press Release dated February 21, 2017.